Exhibit 23

[RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LOGO]			FAX (303) 623-4258

621 SEVENTEENTH STREET	SUITE 1550	DENVER, COLORADO 80293	TELEPHONE (303) 623-9147

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the use on the Form 10-K of PrimeEnergy Corporation of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation

Very Truly Yours,

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.

Denver, Colorado

March 31, 2009

1100 LOUISIANA, SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849
1100, 530-8TH STREET, S.W.	CALGARY, ALBERTA T2P 2W2	TEL (403) 262-2799	FAX (403) 262-2790